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                                                                       Exhibit 5

                             Conexant Systems, Inc.
                               4311 Jamboree Road
                            Newport Beach, CA 92660


                                             February 16, 2000

Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA 92660

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Conexant Systems, Inc., a Delaware corporation (the "Company"), of (a) the resale of shares of common stock, par value $1 per share, of the Company (together with the associated Preferred Share Purchase Rights, the "Common Stock") previously issued by the Company in (i) the acquisition of all outstanding ordinary, "A" ordinary and preference shares and options to purchase ordinary shares of Microcosm Communications Limited ("Microcosm Acquisition"); (ii) the acquisition of all outstanding ordinary shares of Oak Technology Ltd., and (iii) the merger of a wholly-owned subsidiary of the Company with and into Istari Design, Inc. (collectively, the "Issued Shares");
(b) the resale of shares of Common Stock previously issued upon exercise of options issued in the Microcosm Acquisition under the Company's Microcosm Communications Limited Stock Option Plan (the "Plan") (the "Issued Option Shares"); and (c) the offer and sale by the Company of shares of Common Stock to be issued upon exercise of options not previously exercised which were issued in the Microcosm Acquisition under the Plan (the "Option Shares"), I advise as follows:

     The Common Stock is to be offered and sold by certain securityholders of the Company. As Senior Vice President, General Counsel and Secretary of the Company, I am

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                            -2-                               February 16, 2000

familiar with the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and have reviewed the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Issued Shares, the Issued Option Shares and Option Shares (the "Registration Statement") and the corporate proceedings taken by the Company in connection with the authorization of the Issued Shares, the Issued Option Shares and the Option Shares. I have also examined originals, or copies certified to my satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as I have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to question of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

     On the basis of the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that the Issued Shares and any Issued Option Shares issued on or prior to the date hereof have been legally and validly issued, fully paid and non-assessable and that the Option Shares and any Issued Option Shares to be issued prior to the effective date of the Registration Statement, when issued pursuant to the Plan, will be legally and validly issued, fully paid and non-assessable.
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                                      -3-
                                                               February 16, 2000

     I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,

                                        Dennis E. O'Reilly, Esq.
                                        Senior Vice President
                                        General Counsel and Secretary